Exhibit 99.1

Assembly Biosciences Announces Proposed Underwritten Offering of Common Stock

INDIANAPOLIS and SAN FRANCISCO – July 10, 2018 – Assembly Biosciences, Inc. (Nasdaq:ASMB) (“Assembly”), today announced that it intends to offer and sell, subject to market and other conditions, 3,000,000 shares of its common stock in an underwritten public offering. Assembly also intends to grant the underwriters a 30-day option to purchase up to an additional 450,000 shares of common stock offered in the public offering. There can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Jefferies LLC, Leerink Partners LLC, William Blair & Company, L.L.C. and Mizuho Securities USA LLC are acting as joint bookrunning managers for the offering. Robert W. Baird & Co. Incorporated is acting as lead manager for the offering.

The securities described above are being offered pursuant to two shelf registration statements (File Nos. 333-208806 and 333-222366), which were declared effective by the United States Securities and Exchange Commission (“SEC”) on January 19, 2016 and January 10, 2018, respectively. All of the shares in the proposed offering are to be sold by Assembly.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. The offering can be made only by means of a prospectus supplement and accompanying prospectus, copies of which may be obtained at the SEC's website at www.sec.gov, or by contacting Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, by telephone at (877) 821-7388, or by email at prospectus_department@jefferies.com; Leerink Partners LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA, 02110, by telephone at (800) 808-7525, ext. 6132, or by email at syndicate@leerink.com; William Blair & Company, L.L.C., Attention: Prospectus Department, 150 North Riverside Plaza, Chicago, IL 60606, by telephone at (800) 621-0687, or by email at prospectus@williamblair.com; or Mizuho Securities USA LLC, Attention: Equity Capital Markets, 320 Park Ave., New York, NY 10022, or by email at US-ECM@us.mizuho-sc.com, or by telephone at (212) 205-7600.

About Assembly Biosciences

Assembly Biosciences, Inc. is a clinical-stage public biotechnology company developing two innovative platform programs: an HBV program advancing a new class of oral therapeutic candidates for the treatment of hepatitis B virus (HBV) infection and a microbiome program developing novel oral synthetic live biotherapeutic candidates for disorders associated with the microbiome. Assembly’s HBV-cure program is advancing multiple drug candidates with the aim of increasing cure rates in patients with chronic HBV. Assembly’s microbiome program consists of a fully integrated platform that includes a robust strain identification and selection process, methods for strain isolation and growth under current Good Manufacturing Practices and a patented delivery system, GEMICEL®, which allows for targeted oral delivery of live biologic and conventional therapies to the lower gastrointestinal tract.

Forward-Looking Statements

The information in this press release contains forward-looking statements regarding future events, including statements about Assembly’s expectations regarding the terms of the offering or completion of the offering.  Assembly intends such forward-looking statements to be covered by the safe harbor provisions contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include, without limitation, risks and uncertainties related to market and other conditions, the satisfaction of customary closing conditions related to the offering and the impact of general economic, industry or political conditions in the United States or internationally. There can be no assurance that Assembly will be able to complete the offering on the anticipated terms, or at all. More information about the risks and uncertainties faced by Assembly are more fully detailed under the heading “Risk Factors” in Assembly's Annual Report on Form 10-K for the year ended December 31, 2017, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 filed with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release. Except as required by law, Assembly assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Investors:
Lauren Glaser
(415) 521-3828
lglaser@assemblybio.com